Trust for Advised Portfolios

A Delaware Statutory Trust

AMENDED AND RESTATED BYLAWS

Adopted: August 26, 2003

Amended and Restated: June 1, 2005

Amended and Restated: November 21, 2013

Amended and Restated: August 19, 2015

Amended and Restated: August 14, 2020

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Section 6. Establishment of Record Dates	6
ARTICLE VII INSPECTION OF BOOKS	6
ARTICLE VIII INSURANCE OF OFFICERS, TRUSTEES, AND EMPLOYEES	7
ARTICLE IX FISCAL YEAR	7
ARTICLE X AMENDMENTS	7
ARTICLE XI REPORTS TO SHAREHOLDERS	7
ARTICLE XII HEADINGS	7
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AMENDED AND RESTATED BYLAWS
of
TRUST FOR ADVISED PORTFOLIOS

These Bylaws of Trust for Advised Portfolios, a Delaware statutory trust (the “Trust”), are subject to the Trust’s Agreement and Declaration of Trust as from time to time amended, supplemented or restated (the “Trust Agreement”). Capitalized terms used herein which are defined in the Trust Agreement are used as therein defined.
ARTICLE I
PRINCIPAL OFFICE

The Board of Trustees shall fix and, from time to time, may change the location of the principal office of the Trust to any place within or outside the State of Delaware. The Trust may establish and maintain such other offices and places of business as the Trustees may, from time to time, determine.

ARTICLE II
OFFICERS AND THEIR ELECTION

Section 1. Officers. The officers of the Trust shall be a President, a Treasurer, a Secretary, a Chief Compliance Officer, and such other officers as the Trustees may from time to time elect. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents. It shall not be necessary for any Trustee or other officer to be a holder of Shares in the Trust.

Section 2. Election of Officers. The officers of the Trust shall be chosen by the Trustees. Two or more offices may be held by a single person. Subject to the provisions of Article III, Section 14 hereof, the President, Treasurer, Secretary, and Chief Compliance Officer shall each hold office until their successors are chosen and qualified and all other officers shall hold office at the pleasure of the Trustees.

Section 3. Resignations. Any officer of the Trust may resign, notwithstanding Section 2 hereof, by filing a written resignation with the President, the Trustees or the Secretary, which resignation shall take effect upon being so filed or at such time as may be therein specified.

ARTICLE III
POWERS AND DUTIES OF OFFICERS AND TRUSTEES

Section 1. Management of the Trust; General. The business and affairs of the Trust shall be managed by, or under the direction of, the Trustees, and they shall have all powers necessary and desirable to carry out their responsibilities, so far as such powers are not inconsistent with the laws of the State of Delaware, the Trust Agreement or with these Bylaws.

Section 2. Executive and Other Committees. The Trustees may elect from their own number an executive committee, which shall have any or all the powers of the Trustees while the Trustees are not in session. The Trustees may also elect from their own number other committees from time to time. The number composing such committees and the powers conferred upon the same are to be determined by vote of a majority of the Trustees. All members of such committees shall hold such offices at the pleasure of the Trustees. The Trustees may abolish any such committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

Section 3. Compensation. Each Trustee who is not an “interested person” of the Trust (as defined by the Investment Company Act of 1940 (the “1940 Act”) may receive from the trust such compensation for his services and reimbursement for his expenses as Trustee as may be fixed from time to time by resolution of the Trustees.

Section 4. Chairman of the Trustees. The Trustees may appoint from among their number a Chairman, who shall serve as such at the pleasure of the Trustees. When present, he shall preside at all meetings of the .Shareholders and the Trustees, and he may, subject to the approval of the Trustees, appoint another Trustee to preside at such meetings in his absence. He shall perform such other duties as the Trustees may from time to time designate. If the Trustees do not appoint a Chairman, the President shall perform the duties of the Chairman.

Section 5. President. The President shall be the principal executive officer of the Trust and, subject to the direction of the Trustees, shall have general administration of the business and policies of the Trust. Except as the Trustees may otherwise order, the President shall have the power to grant, issue, execute or sign such powers of attorney, proxies, agreements or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust or any Portfolio thereof. He shall also have the power to employ attorneys, accountants and other advisers and agents and counsel for the Trust. The President shall perform such duties additional to all of the foregoing as the Trustees may from time to time designate.

Section 6. Treasurer. The Treasurer shall be the principal financial officer and principal accounting officer of the Trust. He shall deliver all funds and securities of the Trust which may come into his hands to such company as the Trustees shall employ as Custodian in accordance with the Trust Agreement and applicable provisions of law. He shall make annual reports regarding the business and condition of the Trust, which reports shall be preserved in Trust records, and he shall furnish such other reports regarding the business and condition of the Trust as the Trustees may from time to time require. The Treasurer shall perform such additional duties as the Trustees may from time to time designate.

Section 7. Secretary. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the Shareholders at their respective meetings. He shall have the custody of the seal of the Trust. The Secretary shall perform such additional duties as the Trustees may from time to time designate.

Section 8. Chief Compliance Officer. The Chief Compliance Officer (“CCO”) shall be the principal compliance officer and shall be responsible for overseeing and administering the Trust's policies and procedures, adopted in accordance with Rule 38a-1 under the 1940 Act or otherwise. The CCO shall be authorized to compel all officers, employees and agents of the Trust to produce the books and records of each Portfolio’s investment adviser, administrator, principal underwriter, transfer or shareholder servicing agent and other service providers (each a “Service Provider”) to the Trust and shall have all such other powers and perform such other duties consistent with the administration of the Trust’s compliance policies and procedures and the CCO’s other responsibilities under Rule 38a-1, and as shall from time to time be prescribed by the Board of Trustees. The CCO shall make recommendations to the

Trust and the Service Providers as to any amendments that the CCO believes are necessary and desirable to carry out or improve the compliance policies and procedures. The CCO shall be subject to the oversight of the Board of Trustees, which shall have the exclusive authority to hire and remove the CCO. The CCO shall prepare and make the annual report to the Board concerning the compliance policies and procedures as required by Rule 38a-1.

Section 9. Vice President. Any Vice President of the Trust shall perform such duties as the Trustees or the President may from time to time designate. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 10. Assistant Treasurer. Any Assistant Treasurer of the Trust shall perform such duties as the Trustees or the Treasurer may from time to time designate, and, in the absence of the Treasurer, the senior Assistant Treasurer, present and able to act, may perform all the duties of the Treasurer.

Section 11. Assistant Secretary. Any Assistant Secretary of the Trust shall perform such duties as the Trustees or the Secretary may from time to time designate, and, in the absence of the Secretary, the senior Assistant Secretary, present and able to act, may perform all the duties of the Secretary.

Section 12. Subordinate Officers. The Trustees from time to time may appoint such other officers or agents as they may deem advisable each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine. The Trustees from time to time may delegate to one or more officers or committees of Trustees the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

Section 13. Surety Bonds. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act, as amended, and the rules and regulations of the Securities and Exchange Commission (“Commission”)) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his duties to the Trust including responsibility for negligence and for the accounting of any of the Trust's property, funds or securities that may come into his hands.

Section 14. Removal. Any officer may be removed from office whenever in the judgment of the Trustees the best interest of the Trust will be served thereby, by the vote of a majority of the Trustees given at any regular meeting or any special meeting of the Trustees. In addition, any officer or agent appointed in accordance with the provisions of Section 12 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Trustees.

ARTICLE IV
SHAREHOLDERS’ MEETINGS

Section 1. Special Meetings. A special meeting of the shareholders shall be called by the Secretary whenever (i) ordered by the Trustees or (ii) requested in writing by the holder or holders of at least ten percent (10%) of the outstanding shares entitled to vote (provided that such holder or holders prepay the costs to the Trust of preparing and mailing the notice of the meeting). Whenever ten or more

Shareholders meeting the qualifications set forth in Section 16(c) of the 1940 Act, as the same may be amended from time to time, seek the opportunity of furnishing materials to the other Shareholders with a view to obtaining signatures on such a request for a meeting, the Trustees shall comply with the provisions of said Section 16(c) with respect to providing such Shareholders access to the list of the Shareholders of record of the Trust or the mailing of such materials to such Shareholders of record, subject to any rights provided to the Trust or any Trustees provided by said Section 16(c). If the Secretary, when so ordered or requested, refuses or neglects for more than thirty (30) days to call such special meeting, the Trustees or the Shareholders so requesting, may, in the name of the

Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary. If the meeting is a meeting of the Shareholders of one or more Portfolio or Classes, but not a meeting of all Shareholders of the Trust, then only special meetings of the Shareholders of such one or more Portfolio or Classes shall be called and only the shareholders of such one or more Portfolio or Classes shall be entitled to notice of and to vote at such meeting.

Section 2. Notices. Except as above provided, notices of any meeting of the Shareholders shall be given by the Secretary by delivering or mailing; postage prepaid, to each Shareholder entitled to vote at said meeting, written or printed notification of such meeting at least fifteen (15) days before the meeting, to such address as may be registered with the Trust by the Shareholder. Notice of any Shareholder meeting need not be given to any Shareholder if a written waiver of notice, executed before or after such meeting, is filed with the record of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy. Notice of adjournment of a Shareholders' meeting to another time or place need not be given, if such time and place are announced at the meeting or reasonable notice is given to persons present at the meeting and the adjourned meeting is held within a reasonable time after the date set for the original meeting.

Section 3. Voting; Proxies. Subject to the provisions of the Trust Agreement, Shareholders entitled to vote may vote either in person or by proxy, provided that either (i) an instrument authorizing such proxy to act is executed by the Shareholder in writing and dated not more than eleven
(11) months before the meeting, unless the instrument specifically provides for a longer period, or (ii) the Shareholder authorizes an electronic, telephonic, computerized or other alternative to execution of a written instrument authorizing the proxy to act, which authorization is received not more than eleven (11) months before the meeting. Proxies shall be delivered to the Secretary of the Trust or other person responsible for recording the proceedings before being voted. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed or authorized by one of them, unless, at or prior to exercise of such proxy, the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Chairman of the meeting. Except as otherwise provided herein or in the Trust Agreement, as these Bylaws or such Trust Agreement may be amended or supplemented from time to time, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

Section 4. Place Of Meeting. All special meetings of the Shareholders shall be held at the principal place of business of the Trust or at such other place in the United States as the Trustees may designate or by such means (e.g., by telephone or other virtual means such that all persons participating can hear each other) as may be communicated to Shareholders.

Section 5. Action Without a Meeting. Any action to be taken by Shareholders may be taken without a meeting if, except where a larger vote is required by law or by the Trust Agreement, a majority of the Shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of meetings of Shareholders of the Trust. Such consent shall be treated for all purposes as a vote at a meeting of the Trustees held at the principal place of business of the Trust.

Section 6. Quorum and Required Vote. One-third of Shares entitled to vote in person or by proxy shall be a quorum for the transaction of business at a meeting of Shareholders, except that where any provision of law or of the Trust Agreement permits or requires that holders of any Portfolio shall vote as a Portfolio (or the holders of a Class shall vote as a Class), then one-third of the aggregate number of Shares of that Portfolio (or that Class) entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Portfolio (or that Class). If a quorum is not present at the meeting, or a quorum is present at the meeting but sufficient votes to approve a proposal have not been received, the secretary of the meeting or the holders of a majority of the Shares present at the meeting in person or by proxy may adjourn the meeting to permit further solicitation of proxies. Any adjourned session or sessions may be held within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a larger vote is required by law or by the Trust Agreement, a majority of the Shares voted in person or by proxy shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of the Trust Agreement permits or requires that holders of any Portfolio shall vote as a Portfolio (or that the holders of any Class shall vote as a Class), then a majority of the Shares present in person or by proxy of that Portfolio (or Class) voted on the matter in person or by proxy shall decide that matter insofar as that Portfolio (or Class) is concerned.

ARTICLE V
TRUSTEES’ MEETINGS

Section 1. Special Meetings. Special meetings of the Trustees may be called orally or in writing by the Chairman of the Trustees or any two other Trustees.

Section 2. Regular Meetings. Regular meetings of the Trustees may be held at such places and at such times as the Trustees may from time to time determine; each Trustee present at such determination shall be deemed a party calling the meeting and no call or notice will be required to such Trustee.

Section 3. Quorum. One-half of the Trustees shall constitute a quorum for the transaction of business and an action of a majority of the quorum shall constitute action of the Trustees.

Section 4. Notice. Except as otherwise provided, notice of any special meeting of the Trustees shall be given by the party calling the meeting to each Trustee by electronic transmission (within the meaning of the Delaware Act), including via the internet, or in any other manner permitted by applicable law, at least 24 hours in advance of the meeting or by written notice mailed, postage prepaid, addressed to the Trustee at his address as registered on the books of the Trust or, if not so registered, at his last known address at least 72 hours in advance of the meeting.

Section 5. Place Of Meeting. All special meetings of the Trustees shall be held telephonically or if necessary, at such place as the Secretary or Trustees may designate. Any meeting may adjourn to any place.

ARTICLE VI
SHARES OF BENEFICIAL INTEREST

Section 1. Beneficial Interest. The beneficial interest in the Trust shall at all times be divided into such transferable Shares of one or more separate and distinct Portfolio, or Classes thereof, as the Trustees shall from time to time create and establish. The number of Shares is unlimited, and each Share of each Portfolio or Class thereof shall be without par value and shall represent an equal proportionate interest with each other Share in the Portfolio, none having priority or preference over another, except to the extent that such priorities or preferences are established with respect to one or more Classes of Shares consistent with applicable law and any rule or order of the Commission.

Section 2. Equitable Interest Not Recognized. The Trust shall be entitled to treat the holder of record of any Share or Shares of beneficial interest as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim or interest in such Share or Shares on the part of any other person except as may be otherwise expressly provided by law.

Section 3. Share Certificate. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise authorize. The Trustees may issue certificates to a Shareholder of any Portfolio or Class for any purpose and the issuance of a certificate to one or more Shareholders shall not require the issuance of certificates generally. In the event that the Trustees authorize the issuance of Share certificates, such certificate shall be in the form proscribed from time to time by the Trustees and shall be signed by the President or a Vice President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary. Such signatures may be facsimiles if the certificate is signed by a transfer or shareholder services agent or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

In lieu of issuing certificates for Shares, the Trustees or the transfer or shareholder services agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

Section 4. Loss of Certificate. In the case of the alleged loss or destruction or the mutilation of a Share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees may prescribe.

Section 5. Discontinuance of Issuance Of Certificates. The Trustees may at any time discontinue the issuance of Share certificates and may, by written notice to each Shareholder, require the surrender of Share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Trust.

Section 6. Establishment of Record Dates. The Trustees may close the Share transfer books of the Trust for a period not exceeding one hundred fifty (150) days preceding the date of any meeting of Shareholders, or the date for the payment of any dividend or other distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect; or in lieu of closing the stock transfer books as aforesaid, the Trustees may fix in advance a date, not exceeding one hundred fifty (150) days preceding the date of any meeting of Shareholders, or the date for payment of any dividend or other distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or other distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Shares, and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting or to receive payment of such dividend or other distribution, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after any such record date fixed as aforesaid.

ARTICLE VII
INSPECTION OF BOOKS

The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.

ARTICLE VIII
INSURANCE OF OFFICERS, TRUSTEES, AND EMPLOYEES

The Trust may purchase and maintain insurance on behalf of any Covered Person or employee of the Trust, including any Covered Person or employee of the Trust who is or was serving at the request of the Trust as a Trustee, officer or employee of a corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Trustees would have the power to indemnify him against such liability.

The Trust may not acquire or obtain a contract for insurance that protects or purports to protect any Trustee or officer of the Trust against any liability to the Trust or its Shareholders to which he would otherwise be subject by reason or willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

ARTICLE IX
FISCAL YEAR

The fiscal year of each Portfolio of the Trust shall end on such date as the Trustees shall from time to time determine.

ARTICLE X
AMENDMENTS

These Bylaws may be amended by the Trustees from time to time.

ARTICLE XI
REPORTS TO SHAREHOLDERS

The Trustees shall at least semi-annually submit to the Shareholders a written financial report of the Trust including financial statements which shall be certified at least annually by independent public accountants.

ARTICLE XII
HEADINGS

Headings are placed in these Bylaws for convenience of reference only and in case of any conflict, the text of these Bylaws rather than the headings shall control.